EXHIBIT 5.1

GRAUBARD MILLER

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

May 16, 2012

Hyde Park Acquisition Corp. II

500 Fifth Avenue, 50th Floor

New York, NY 10110

Dear Sirs:

Reference is made to the Registration Statement on Form S-1 (“Registration Statement”) filed by Hyde Park Acquisition Corp. II (the “Company”), a Delaware corporation, under the Securities Act of 1933, as amended (“Act”), covering (i) 7,500,000 shares (the “Firm Shares”) of the Company’s common stock, par value $.0001 per share, which the Company will sell to Deutsche Bank Securities Inc., as representative of the several underwriters (the “Underwriters”), (ii) 1,125,000 shares (the “Over-Allotment Shares”), each share identical to the Firm Shares, representing a total of 1,125,000 shares, which the Underwriters will have a right to purchase from the Company to cover over-allotments, if any.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below.  With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents.  As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1.           The Firm Shares and Over-Allotment Shares, when issued and delivered against payment therefor in accordance with and in the manner described in the Registration Statement, will be duly authorized, validly issued, fully paid and non assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Graubard Miller